UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2014

Apptigo International, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-186330	99-0382426
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1801 SW 3rd Avenue Suite 402 Miami, FL 33129
(Address of principal executive offices)

Registrant’s telephone number, including area code: (844) 277-8446

61 Venetian Way Suite 33B Miami, FL 33133
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 19, 2014 (the “Effective Date”), the Board of Directors of Apptigo International, Inc., a Nevada corporation (the “Company”) approved the 2014 Stock Incentive Plan (the “Plan”). Awards may be made under the Plan for up to 4,500,000 shares of common stock, $0.001 par value per share, of the Company. All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company are eligible to be granted awards under the Plan. No Awards can be granted under the Plan after the expiration of 10 years from the Effective Date, but awards previously granted may extend beyond that date. Awards may consist of both incentive and non-statutory options, restricted stock units, stock appreciation rights, and restricted stock grants.

Item 5.06	Change in Shell Company Status.

On June 20, 2014, the Board of Directors determined that the Company was no longer a “shell company” as that term is defined in Rule 12b-2 of the Exchange Act.

On June 10, 2014, the Company launched its app called SCORE- Match Maker (the “Product”), which is currently being sold in the iTunes App Store. In May 2014, the Company also launched its website in order to promote the Product, which website is located at http://www.everyonewantstoscore.com. Previous to this time the Company was only in the production stage of the Product. Launching the Product has substantially increased the Company’s operations as the Company has hired four full-time employees to maintain and expand the Product. The Board of Directors has determined that with the launch of its app, the release of its website and the hiring of full-time employees, it has more than nominal operations.

Pursuant to General Instruction B.3 to Form 8-K, the disclosure contained in Item 2.01 of the Company’s Current Report on Form 8-K filed with the Commission on April 17, 2014; Exhibit 16.1 filed with the Company’s Current Report on Form 8-K filed with the Commission on April 25, 2014; the disclosure contained in Item 8.01 of the Company’s Current Report on Form 8-K filed with the Commission on May 1, 2014; the disclosure contained in Item 8.01 of the Company’s Current Report on Form 8-K filed with the Commission on May 12, 2014; and the information contained in the quarterly report on Form 10-Q filed on May 15, 2014, is hereby incorporated into this Item 5.06. In addition, the disclosure set forth in Items 5.02 and 5.07 to this Current Report on Form 8-K is incorporated by reference in this Item 5.06.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 23, 2014, shareholders owning a majority of the voting control of the Company approved, by written consent, the Plan. Shares representing 33,075,000 votes voted in favor of the approval of the Plan.

A copy of the Plan has been included as an exhibit to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	2014 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apptigo International, Inc.

Date: June 23, 2014	By:	/s/ Casey Cordes
Casey Cordes, Chief Executive Officer